UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

InventaBioTech Inc.

(Exact name of Registrant as specified in its charter)

Colorado	000-53030	26-1315305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3463 Magic Drive, Suite 120

San Antonio, TX 78229

(Address of principal executive offices, including zip code)

(210) 767-2727

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Promissory Notes

On January 31, 2019 (the “Effective Date”), InventaBioTech Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) in connection with the Company’s issuance of a 12% unsecured convertible promissory note (“Note 1”) to Sue Lynn Hui (the “Investor”), a member of the Company’s Board of Directors (the “Board”), in the aggregate principal amount of $300,000.00, such principal and the interest thereon convertible into shares of the Company’s common stock (the “Common Stock”) at the note holder’s option.

The purchase price of $300,000.00 of Note 1 was paid in cash by the Investor on January 31, 2019. After payment of transaction-related expenses, net proceeds to the Company from Note 1 totaled $195,041.09.

In addition, on January 31, 2019, the Company issued a 12% unsecured convertible promissory note to Shing Leong Hui, another member of the Board, in the aggregate principal amount of $89,465.41 (“Note 2”, and, together with Note 1, the “Notes”) in exchange for a 12% note that the Company had issued to Mr. Hui in the principal amount of $85,000. Mr. Hui lent the money to the Company in September 2018. Note 2 includes $4,465.541 of interest that had accrued on the September 2018 note.

The maturity date of the Notes is January 31, 2020. The Notes shall bear interest at a rate of twelve percent (12%) per annum, which interest shall be paid by the Company in Common Stock at any time a note holder sends a notice of conversion to the Company. The note holders are entitled to, at their option, convert all or any amount of the principal face amount and any accrued but unpaid interest of the Notes into Common Stock, at any time, at a conversion price for each share of Common Stock equal to $0.20.

The Notes may be prepaid at any time after the Effective Date, provided, however, that if the Notes are prepaid then the prepayment premium shall be 115% of the face amount plus any accrued interest.

The Company shall at all times reserve a number of its authorized and unissued Common Stock, free from preemptive rights, in an amount equal to the number of such shares required to provide for the issuance of Common Stock upon the full conversion of the Notes. Upon full conversion of the Notes, any shares remaining in such reserve shall be cancelled.

Any shares to be issued pursuant to any conversion of the Notes shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

The Notes are long-term debt obligations that are material to the Company. The Notes contain certain representations, warranties, covenants and events of default and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In the event of default, at the option of the note holders and in the note holders’ sole discretion, the note holders may consider the Notes immediately due and payable.

The foregoing descriptions of the Subscription Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Subscription Agreement and the form of Note, copies of which are filed hereto as, respectively, Exhibits 10.1 and 4.1 and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Items 1.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only three recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entities and the Company; and (f) the recipients of the securities are accredited investors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Board Member

On February 4, 2019, James Garvin submitted his resignation from his positions with the Company as Chief Executive Officer and member of the Board of Directors (the “Board”), effective immediately (the “CEO Resignation”). Mr. Garvin did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and its shareholders thank Mr. Garvin for his many contributions. Mr. Garvin will continue to serve as a consultant to the Company through December 2021.

Appointment of Interim Chief Executive Officer and Board Member

On February 4, 2019, in connection with the CEO Resignation, the Board appointed Mr. Steven W. Charest as Interim Chief Executive Officer (“Interim CEO”) and a member of the Board, effective immediately, and approved the Company’s entrance into an employment agreement with Mr. Charest (the “Charest Employment Agreement”).

Steven W. Charest, age 54, currently serves as a managing director and a partner at Divine Capital Markets, LLC (“Divine”), a New York based broker/dealer investment bank, providing strategic advisory, capital raise and M&A services to technology-enabling and life science businesses. Mr. Charest joined Divine in 2003 where he has served as Director of Research for the past sixteen years. Earlier in his career, Mr. Charest gained ethical and OTC healthcare marketing and sales experience beginning with Carter Wallace and then DuPont Pharmaceuticals. Mr. Charest earned a bachelor’s degree in Advertising/Mass Communications from the University of South Florida.

Mr. Charest remains as a managing director and a partner at Divine. In the coming weeks, Mr. Charest will be spending at least 75% of his time on his duties as Interim CEO. Mr. Charest, however, expects to spend less than 50% of his time on his Interim CEO duties after this initial period.

There is no arrangement or understanding between Mr. Charest and any other persons pursuant to which Mr. Charest was selected as an officer. There are no family relationships between Mr. Charest and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the Securities Act (“Regulation S-K”).

Since January 1, 2017, the Company has not engaged in any transaction in which Mr. Charest had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K except as follows in relation to Mr. Charest’s position as a partner at Divine:

In March 2018, Divine served as sole placement agent for a private placement offering ("Private Offering") that CytoBioscience, Inc. ("CytoBiocience") engaged in prior to its merger with WestMountain Company. CytoBioscience issued units ("Units") consisting of shares and warrants exercisable for shares of CytoBioscience common stock. At the closing of the Private Offering, Divine was paid a cash commission of $90,000 and was issued warrants with a value of $120,000 based on an exercise price of 125% of the Private Offering price. Divine also elected to invest $30,000 of its cash commission in the Units. Mr. Charest was personally paid $13,500 out of the $90,000.

In connection with the March 2018 merger between CytoBioscience and WestMountain Company, the Company issued 500,000 shares to Divine. Mr. Charest was personally issued 100,000 shares out of the 500,000 shares.

Divine served as the placement agent for the Company's November 2018 issuance of a $222,222 unsecured convertible promissory note with an interest rate of 8% for which the Company was paid $200,000. The Company paid a cash commission of $15,000 to Divine. Mr. Charest was not paid any portion of this commission.

Divine served as the placement agent for the offering of the Notes disclosed under Item 1.01 and was paid a cash commission of $24,000 and was issued warrants with a value of $24,000. Mr. Charest was not paid any portion of this commission.

Pursuant to the Charest Employment Agreement by and between the Company and Mr. Charest, Mr. Charest will receive a monthly base salary of Eleven Thousand Dollars ($11,000). Mr. Charest received 100,000 options to purchase shares of the Company’s Common Stock (the “Charest Options”). The Charest Options vested with the commencement of the Charest Employment Agreement.

Mr. Charest will serve as Interim CEO until a permanent CEO is employed by the Company, and in any case, for a maximum term of six (6) months, commencing on February 4, 2019.

The foregoing description of the Charest Agreement does not purport to be complete and is qualified in its entirety by the full text of the Charest Agreement which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Resignation of Chief Financial Officer and Appointment of New Chief Financial Officer

On November 5, 2018, the Company hired CFO Financial Partners, LLC (“CFO Financial”) to provide outsourced CFO services. CFO Financial provides a broad range of accounting, tax and regulatory related services to publicly traded companies, hedge funds, and high net worth individuals, and is a practice unit of RRBB Accountants and Advisors, a 50+ year old public accounting firm.

The Company pays $4,000 per month to CFO Financial. The Company will issue shares of restricted common stock to CFO Financial at a later date.

On November 5th, the Company and CFO Financials agreed to appoint Brian Zucker, a principal at CFO Financial, as the Company’s Chief Financial Officer.

CFO Financial also provides outsourced CFO services to Divine.

On February 4, 2019, in connection with CFO Financial changing its staffing with regard to the services it provides to the Company, Mr. Zucker submitted his resignation from his position with the Company as Chief Financial Officer, effective immediately. Mr. Zucker did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 4, 2019, the Company and CFO Financials agreed to appoint Keith George, an employee of CFO Financial, as the Company’s Chief Financial Officer.

Mr. George, age 51, has served as the Chief Financial Officer and Financial Operations Principal for several registered broker-dealers which are clients of CFO Financial since 2013. Mr. George is a Certified Public Accountant who began his career as an auditor with Ernst & Young, worked for the Federal Reserve Bank of New York as a regulator in Bank Supervision, and served as the Vice President and Controller of Park Avenue Securities. He has a Bachelor of Science in Accounting from University of Maryland and a Master of Business Administration from Cornell University.

There is no arrangement or understanding between Mr. George and any other persons pursuant to which Mr. George was selected as an officer. There are no family relationships between Mr. George and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. George had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On January 9, 2019 the Company entered into a non-binding Letter of Intent to acquire MB Research Labs. The acquisition is expected to be completed in the first quarter of 2019. MB Research is a specialty in vitro and in vivo Contract Research Organization led by George DeGeorge, PhD. DABT. This GLP contract research laboratory has been conducting acute, subchronic and chronic toxicological and pharmacological studies since 1972. MB Research provides toxicology services for the pharmaceutical, biotechnology, medical device, cosmetics, consumer products and agrochemical industries as well as government agencies. Routine and non-traditional toxicology studies are performed, including customized protocols to meet specific research and testing needs. Study directors, scientists and technicians strive to consistently deliver exemplary service to support FDA, EPA, OECD, ISO and other regulatory agency guideline studies. The company is headquartered in Spinnerstown, Pennsylvania.

Item 9.01	Financial Statements Exhibits.

Exhibit Number	Description
4.1	Form of 12% Convertible Promissory Note
10.1	Form of Note Subscription Agreement
10.2	Employment Agreement by and between the Company and Mr. Steven W. Charest, dated February 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InventaBioTech Inc.

Date: February 7, 2019	By:	/s/ Steven W. Charest
Steven W. Charest
Principal Executive Officer